                                                                   EXHIBIT 99.12

                                        DRAFT FORM OF OPINION LETTER-SUBJECT
                                        TO CHANGE

                                        UNDER NO CIRCUMSTANCES SHALL RELIANCE
                                        BE PLACED ON THIS DRAFT NOR SHALL THIS
                                        DRAFT BE CONSTRUED AS TAX ADVICE OR AS A
                                        TAX OPINION

                                        DELIVERY OF THIS DRAFT DOES NOT
                                        CONSTITUTE A COMMITMENT TO DELIVER A
                                        FINAL OPINION LETTER

                        [LETTERHEAD OF ERNST & YOUNG LLP]

                               _____________, 2006

Board of Directors/Trustees
Acquiring Fund
[Address]

Board of Directors
Acquired Fund
[Address]

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  Federal  income tax consequences of the proposed reorganization  ("Reorganization") between Acquired
Fund, a series of ____________,  a Maryland  corporation,  and Acquiring Fund, a series  of  ____________,  a  ____________  corporation/trust,  pursuant  to  an
Agreement and Plan of Reorganization dated December 14, 2005 (the "Agreement").

     For  purposes  of this  opinion,  we have  examined  and rely  upon (1) the
Agreement,  (2)  the  Proxy  Statement  ("Proxy"),   dated  _______,  issued  in
connection  therewith  and which,  among other  things,  sets forth the business purposes of the Reorganization,  (3) the facts and representations  contained in letters dated  __________,  addressed to us from _________on  behalf of

Board of Directors/Trustees
Acquiring Fund

Board of Director
Acquired Fund

_________, 2006

Acquired Fund and from _________ on behalf of Acquiring Fund, appended hereto as
Exhibit  A, and (4) such  other  documents  and  instruments  as we have  deemed necessary or appropriate for purposes of rendering this opinion.

     This opinion is conditioned,  among other things,  upon the  Reorganization taking  place in the manner  described in the  Agreement  and Proxy and upon the information provided to us being true, correct,  and complete.  We have not been requested to, nor have we, undertaken independent  verification of the facts and representations provided to us.

     Based upon and subject to the foregoing and the conditions below, it is our opinion that, for Federal income
tax purposes:

     1. The  transfer  of the  assets  of  Acquired  Fund to  Acquiring  Fund in exchange  solely for Acquiring  Fund shares and the assumption by Acquiring Fund of certain identified ordinary course liabilities  ("Specified  Liabilities") of
Acquired  Fund,  followed by the  distribution  of Acquiring  Fund shares to the shareholders  of Acquired Fund in exchange for their Acquired Fund shares,  will qualify as a  reorganization  within the  meaning  of Section  368(a)(1)  of the
Internal Revenue Code of 1986, as amended ("Code").  Acquired Fund and Acquiring
Fund will each be "a party to a  reorganization"  within the  meaning of Section
368(b) of the Code.

     2.  Acquired  Fund will  recognize  no gain or loss on the  transfer of its assets to, and on the assumption of its Specified Liabilities by, Acquiring Fund or on the  distribution  by Acquired Fund to its  shareholders of Acquiring Fund shares  received  by  Acquired  Fund  in  the  Reorganization  pursuant  to  the
Agreement.

     3. Acquiring  Fund will  recognize no gain or loss upon the  acquisition of
Acquired  Fund's  assets  in  exchange  for  Acquiring  Fund's  shares  and  the assumption by Acquiring Fund of Acquired Fund's Specified Liabilities.

Board of Directors/Trustees
Acquiring Fund

Board of Director
Acquired Fund

_________, 2006

     4. The basis to Acquiring  Fund of the assets  received  from Acquired Fund will be the same as the adjusted  basis of those assets in the hands of Acquired
Fund immediately before the exchange.

     5. Acquiring  Fund's holding periods with respect to the assets of Acquired
Fund that the  Acquiring  Fund acquires in the  Reorganization  will include the periods  for  which  those  assets  were held by  Acquired  Fund  (except  where investment  activities  of the  Acquiring  Fund have the effect of  reducing  or eliminating a holding period with respect to an asset).

     6. The  shareholders  of Acquired Fund will  recognize no gain or loss upon receiving shares of Acquiring Fund in exchange for their Acquired Fund shares.

     7. The basis of the shares of Acquiring  Fund received by a shareholder  of
Acquired Fund in the  Reorganization  will be the same as the adjusted  basis of
Acquired Fund shares surrendered by that shareholder in exchange therefor.

     8.  An  Acquired  Fund  shareholder's  holding  period  for the  shares  of
Acquiring Fund received by the  shareholder in the  Reorganization  will include the holding  period  during  which the  shareholder  held  Acquired  Fund shares surrendered in exchange therefor, provided that the shareholder held such shares as a capital asset on the date of the Reorganization.

     9. In  accordance  with Code  Section  381(a) and  regulations  thereunder,
Acquiring  Fund will succeed to and take into account  certain tax attributes of
Acquired Fund, subject to applicable limitations under or pursuant to the Code.

     The conclusions  expressed in this opinion represent and are based upon our judgment  regarding the application of Federal income tax laws arising under the
Code,  judicial  decisions,  administrative  regulations,  published rulings and other tax  authorities  existing as of the date of this letter.  This

Board of Directors/Trustees
Acquiring Fund

Board of Director
Acquired Fund

_________, 2006

opinion is not binding upon the Internal Revenue Service or the courts and there is no guarantee that the Internal Revenue Service will not successfully assert a contrary  position.  If it did so,  Acquired  Fund,  Acquiring  Fund,  and their shareholders  may be subject to additional  taxes,  substantial  penalties,  and interest charges. Furthermore, no assurance can be given that future legislative or administrative  changes,  on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no  responsibility to advise any party or shareholder of any new developments in the application or interpretation of the Federal income tax laws.

     This  opinion  does  not  address  any  Federal  tax  consequences  of  the transactions  set forth  herein,  or  transactions  related or proximate to such transactions,  except as  specifically  set forth herein.  This opinion does not address any state,  local,  foreign,  or other tax consequences  that may result from any of the transactions set forth herein,  or transactions  related to such transactions.  This  opinion  may not be relied  upon by any other party to this transaction or in any other transaction without our prior written consent.

     This  opinion  is based  upon the  representations  made to us and upon the documents,  facts, and assumptions that have been included or referenced herein.
In rendering our opinion,  we have relied upon such  representations,  documents and facts as being true, accurate and authentic without independent verification on our part. Our opinion may be altered if all the actions  described herein are not  consummated  as described  herein  without waiver or breach of any material provision  thereof  or if the facts  and  assumptions  set  forth  herein or the representations made to us are not true, accurate,  and complete at all relevant times.  In the event any one of the facts,  representations,  or  assumptions is incorrect, in whole or in part, the conclusions reached in this opinion might be adversely affected.

     We  express no opinion  as to the tax  consequences  of the  Reorganization except as  expressly  set forth  above,  or as to any  transaction

Board of Directors/Trustees
Acquiring Fund

Board of Director
Acquired Fund

_________, 2006

except those  consummated in accordance with the Agreement,  the Proxy,  and the representations made to us.

                                    Very truly yours,

                                   APPENDIX A

      [Representation Letters To Be Obtained With Respect to Acquired Fund
                               and Acquiring Fund]